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                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802 and 333-67504 on Form S-8
and Registration Nos. 333-05939, 333-37921, 333-87157, 333-48936 and 333-67328
on Form S-3 of SatCon Technology Corporation of our report on the financial statements of Beacon Power Corporation dated March 8, 2002, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of SatCon Technology Corporation for the year ended September 30, 2001.

                                                     /s/ DELOITE & TOUCHE LLP

Boston, Massachusetts
March 27, 2002